UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2006 (May 8, 2006)
SYNAGRO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 0-21054

DELAWARE (State or other jurisdiction of Incorporation or organization)	88-0219860 (IRS Employer Identification No.)
1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code: (713) 369-1700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
The Compensation Committee of the Board of Directors of Synagro Technologies, Inc. (the “Company”) has approved an increase of $100,000 in base salary for Robert C. Boucher, Jr., the Company’s President and Chief Executive Officer. The Committee also approved the grant of an option to purchase up to 214,750 shares of the Company’s common stock and the grant of 96,300 shares of restricted stock to be made to Mr. Boucher.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DATED: May 8, 2006

SYNAGRO TECHNOLOGIES, INC.
By:	/s/ J. PAUL WITHROW
(Senior Executive Vice President & Chief Financial Officer)

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